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                ALLENERGY MARKETING COMPANY, LLC
                   Consolidated Balance Sheet
                        At June 30, 1997
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                $ 3.0
 Accounts receivable                                                                                   3.6
 Accounts receivable - members                                         0.1
 Inventory                                                                                        4.1
 Prepaid expenses                                                                                 0.2
 Other current assets                                                                                       0.8
                                                                                                               -----
                   Total current assets                                                                         11.8

 Fixed assets                                                                                     0.9
 Goodwill                                                                                         0.3
                                                                                                               -----

                   Total assets                                                                                $13.0
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                                    $ 0.6
 Accounts payable - members                                                                                 0.2
 Accrued expenses                                                      2.8
 Unearned revenue                                                      0.5
 Other current liabilities                                                                                  0.2
                                                                                                                    -----
                   Total current liabilities                                                                4.3

 Capital lease obligation                                                                                   0.1
                                                                                                                    -----

                   Total liabilities                                                                        4.4

 Members' equity                                                       8.6
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $13.0
                                                                                                                    =====

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